UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 29, 2012

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Estimated Value Per Share

In February 2009, the Financial Industry Regulatory Authority ("FINRA") issued Regulatory Notice 09-09 (“FINRA 09-09”), which ratified NASD Rule 2340(c)(2) as it applies to REITs. FINRA 09-09 acknowledges that, during an offering, it may be reasonable for broker-dealers to report on a customer’s account statement the value at which the shares are then being offered to the public as the estimated value of such shares. However, according to FINRA 09-09, broker-dealers may no longer use the offering price of shares on a customer account statement more than 18 months following the conclusion of an offering.

Previously, to assist broker-dealers in complying with FINRA 09-09, the board of directors of Hines Real Estate Investment Trust, Inc. (the “Company”) established an estimated value per share in May 2011 of $7.78. In order to assist broker-dealers in remaining in compliance with FINRA 09-09, on November 29, 2012, the Company’s board of directors established a new estimated value per share of the Company's common stock of $7.61. It is currently anticipated that the estimated value per share will continue to be calculated at least every 18 months, unless the board of directors determines to update the estimate more frequently in its discretion or if required by FINRA rules. As a result of this new estimated value per share, participants in the Company’s dividend reinvestment plan will acquire shares at a fixed price of $7.61 per share beginning with distributions declared for the fourth quarter of 2012, which are expected to be paid on January 1, 2013. Additionally, beginning on December 31, 2012, any shares redeemed under the Company’s share redemption program will be redeemed at a price of $7.61 per share, rather than at the current redemption price of $7.78 per share.

The primary drivers of the change in the estimated per share value from $7.78 in May 2011 to $7.61 in November 2012 are as follows:

•	$0.32 per share net increase in the aggregate value of the Company’s real estate investments, which represents a 4.4% net increase in value;

•
$0.15 per share reduction resulting from capital returned to the Company’s stockholders through quarterly distributions for the period from July 1, 2011 through October 1, 2012. These payments represent the portion of the quarterly distributions that were designated as special distributions of gains and returns of capital from the sales of the Company’s real estate investments, as previously disclosed in the Company's Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission;

•	$0.23 per share reduction resulting from market adjustments related to the valuation of the Company’s debt, primarily due to the increased availability of low interest rate financing; and

•	$0.09 per share reduction related to an increase in the value of the noncontrolling interests, which is primarily attributable to the Participation Interest, which is described below.

Methodology

Consistent with the Company’s last valuation in May 2011, the Company engaged WeiserMazars, LLP (“Weiser"), an independent third party real estate advisory and consulting services firm, to review market value estimates of the Company's real estate investments as of September 30, 2012. Their review was performed in accordance with Uniform Standards of Professional Appraisal Practice. In their report, Weiser found the basic assumptions and the individual market value estimates of the Company’s real estate investments to be fair and reasonable. Additionally, the Company engaged Jones Lang LaSalle (“JLL”), an independent third party real estate advisory and consulting services firm, to provide values of the Company's debt obligations as of September 30, 2012.

As of September 30, 2012, the Company’s estimated per share value was calculated as follows (amounts in thousands except per share information):

	Estimated Value	Per Share
Real estate investments, including unconsolidated subsidiaries	$3,015,268	$13.02
Cash and other assets, net of other liabilities	170,253	0.73
Debt obligations	(1,327,644)	(5.73)
Noncontrolling interests	(94,495)	(0.41)
Estimated value / value per share	$1,763,382	$7.61

Real estate investments, including unconsolidated subsidiaries – The estimated market values of the Company’s real estate investments, which were reviewed by Weiser as described above, were primarily determined using methodologies that are commonly used in the commercial real estate industry (including discounted cash flow analyses and reviews of current, historical and projected capitalization rates for properties comparable to those owned by the Company) and assume a 10-year holding period. Other key assumptions that were used in the discounted cash flow analysis are set forth in the following table:

	Range	Weighted Average
Exit capitalization rate	5.44% – 10.00%	7.43%
Discount rate/internal rate of return	6.24% – 12.25%	7.96%

Cash and other assets, net of other liabilities – Cash and other assets and liabilities were valued based on the amounts recorded for reporting purposes less estimated reserves for doubtful accounts.

Debt obligations – The Company engaged JLL to provide values of the Company's debt obligations as of September 30, 2012. Such values were based on estimates of current interest rates and leverage levels for similar obligations and then marked to market.

Noncontrolling interests – The value of interests in the Company owned by affiliates of Hines Interests Limited Partnership ("Hines") was determined based on their interest in each of the items described above. As of September 30, 2012, Hines 2005 VS I LP, an affiliate of Hines, owned a 0.5% interest in Hines REIT Properties, L.P. (the “Operating Partnership”). Additionally, as of September 30, 2012, HALP Associates Limited Partnership (“HALP”), another affiliate of Hines, owned a 4.6% limited partnership interest in the Operating Partnership through a profits interest in the Operating Partnership (the “Participation Interest”).

Liquidity discount – No liquidity discounts or discounts relating to the fact that the Company is externally managed were applied to the estimated per-share valuation and no attempt was made to value the Company as an enterprise.

Based on the information above, and in consultation with the Company’s advisor, Hines Advisors L.P. (the “Advisor”), the Company’s board of directors unanimously agreed upon an estimated per share value of $7.61, which is consistent with the Advisor’s recommendation.

Limitations of the Estimated Value per Share

As with any valuation methodology, each methodology used to determine the estimated value per share was based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive an estimated value per share, that could be significantly different from the estimated value per share determined by the Company’s board of directors. For example, assuming all other factors remain constant, a 5% increase in the value of the Company’s real estate investments would increase the estimated value per share by $0.70. The estimated value per share determined by the Company’s board of directors does not represent the fair value of the Company's assets less liabilities in accordance with U.S. generally accepted accounting principles, and such estimated value per share is not a representation, warranty or guarantee that (i) a stockholder would be able to realize the estimated share value if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the estimated value per share upon the Company's liquidation or sale; (iii) shares of the Company’s common stock would trade at the estimated value per share on a national securities exchange; (iv) a third party would offer the estimated value per share in an arm’s-length transaction to purchase all or substantially all of the Company's shares of common stock; or (v) the methodologies used to estimate the value per share would be acceptable to FINRA. In addition, the Company can make no claim as to whether the estimated value will or will not satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code") with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code that are investing in the Company’s shares.

Further, the estimated value per share was calculated as of a moment in time, and, although the value of the Company’s common shares will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, sales of assets, the distribution of sales proceeds to the Company’s stockholders and changes in corporate policies such as the Company’s dividend level relative to earnings, the Company does not undertake to update the estimated value per share on a regular basis. As a result, stockholders should not rely on the estimated value per share as being an accurate measure of the then-current value of shares of the Company’s common stock in making a decision to buy or sell shares of the Company’s common stock, including whether to reinvest distributions by participating in the dividend reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

November 30, 2012	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer

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